UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

147 W. 35th Street, Room #1603, New York, NY 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2018, Jerash Holdings (US), Inc. (the “Company”) closed its initial public offering (the “Offering”) of common stock, par value $0.001 per share (the “Common Stock”) and sold 1,430,000 shares of Common Stock to certain purchasers for gross proceeds of approximately $10 million. The Common Stock will commence trading on the Nasdaq Capital Market (the “Nasdaq”) on May 4, 2018 under the symbol JRSH.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2018, the Company’s Board of Directors (the “Board”) increased the size of the Board from two to five members in order to comply with the corporate governance provisions of the Nasdaq listing rules. The Board named three directors to fill the newly created vacancies: Gary J. Haseley, Sean Socha, and Mak Chi Yan. The Board determined that each of these new directors is independent under the independence standards of Nasdaq. In addition to reimbursement for reasonable expenses incurred in connection with serving on the Board, the Company will pay each independent director an annual fee of $75,000 in cash or Common Stock at each director’s election. Each of these newly elected directors will serve until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal.

None of Messrs. Haseley, Socha or Mak was appointed pursuant to any arrangement or understanding with any person. None of Messrs. Haseley, Socha or Mak nor any of their immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed that would be reportable under Item 404(a) of Regulation S-K.

Also on May 3, 2018, the Board established separate standing audit, compensation and nominating and corporate governance committees. Those committees are comprised as follows:

Name	Audit	Compensation	Nominating and Corporate Governance
Gary J. Haseley	X	Chair	X
Choi Lin Hung
Sean Socha	Chair	X	X
Mak Chi Yan	X	X	Chair
Wei (“Kitty”) Yang

Item 8.01	Other Events.

On May 2, 2018, the Company issued a press release announcing the closing of the Offering and the listing of the Common Stock on Nasdaq. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: May 3, 2018	By:	/s/ Richard J. Shaw
Richard J. Shaw
Chief Financial Officer